UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 5, 2009 (November 3, 2009)

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

135 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement.

On November 3, 2009, 1st Franklin Financial Corporation (the “Company”) entered into a First Amendment (the “First Amendment”) to that certain Loan and Security Agreement dated as of September 11, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for lenders, and the other financial institutions from time to time party thereto.  The following description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

The First Amendment increases the maximum amount the Company may borrow or reborrow under the Credit Agreement from $60.0 million to the lesser of the Borrowing Base (as defined) or $100.0 million.  All other terms and conditions of the Credit Agreement remain uncharged.

Section 2 – Financial Information
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
10.1

First Amendment to Loan and Security Agreement, dated as of November 3, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for Lenders, and the financial institutions from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By: /s/ A. Roger Guimond
Name: A. Roger Guimond
Title: Executive Vice President and Chief Financial Officer

Date: November 5, 2009

EXHIBIT LIST
10.1

First Amendment to Loan and Security Agreement, dated as of November 3, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for Lenders, and the financial institutions from time to time party thereto.